EXHIBIT 23.1

                                                       February 11, 1998



Webster Financial Corporation
Webster Plaza, 145 Bank Street
Waterbury, CT 06720



Dear Sirs:

     We hereby consent to the use of our opinion letter to the Board of Directors of Webster Financial Corporation included as Appendix A to the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Webster Financial Corporation with Eagle Financial Corp., and to the references to such opinion in such Joint Proxy Statement Prospectus under the captions "Merger Summary-Opinion of Webster's Financial Advisor,""The Merger-Background of the Merger," "The Merger-Recommendation of the Webster Board of Directors and Reasons for the Merger" and "The Merger-Opinion of Webster's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                           Very truly yours,

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED


                                           /s/ Merrill Lynch, Pierce, Fenner
                                               & Smith, Inc.